Exhibit 11

          CONVERSION TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET (LOSS) PER SHARE

               For the years ended June 30, 1999 and June 30, 1998

                                                    Year Ended       Year Ended
                                                   June 30, 1999    June 30, 1998
                                                   -------------    -------------
Loss before extraordinary item                     $ (2,105,748)     $ (8,666,278)

Preferred Stock dividends                            (1,182,102)       (3,032,318)
                                                   ------------------------------
Loss before extraordinary item attributable to
common stockholders                                $ (3,287,850)     $(11,698,596)
                                                   ==============================

Weighted average number of
   common shares outstanding                          5,133,200         4,804,427
                                                   ==============================

Loss per common share before
  extraordinary item                               $      (0.64)     $      (2.44)
                                                   ==============================

Extraordinary item                                 $         --      $  6,425,004
                                                   ==============================

Income per share from extraordinary item           $         --      $       1.34
                                                   ==============================

Net loss                                           $ (2,105,748)     $ (2,241,274)

Preferred stock dividends                            (1,182,102)       (3,032,318)
                                                   ------------------------------

Net loss attributable to common stockholders       $ (3,287,850)     $ (5,273,592)
                                                   ==============================

Net loss per common share                          $      (0.64)     $       1.10
                                                   ==============================